UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2013

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 16, 2013, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing that, since its last announcement on April 8, 2013, it has closed an additional $14 million of single tenant net lease acquisitions, including six properties leased to four high-quality, investment grade or credit-worthy tenants, including CVS, Family Dollar, Hy-Vee and Advance Auto.  The properties are located in five states with approximately 80,000 total rentable square feet.

A copy of the press release announcing the Company’s acquisitions since April 8, 2013 is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

April 16, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors